UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

301 Sylvan Avenue
Englewood Cliffs, New Jersey		07632
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code (201) 816-8900

CENTER BANCORP, INC.

      2455 Morris Avenue, Union New Jersey 07083

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 2, 2014, ConnectOne Bancorp, Inc. (formerly, Center Bancorp, Inc.) (the “Company”) priced an underwritten public offering and sale of 2,365,000 shares of the Company’s common stock, no par value per share (the “Shares”). The offering of the Shares was made pursuant to the Company’s existing effective registration statement on Form S-3 (File No. 333-196933), filed on June 20, 2013 with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on June 30, 2014, and the related prospectus supplement and accompanying prospectus. The Shares were sold by the Selling Shareholders named in the Registration Statement to the Underwriter at a price of $18.75 per share. The Company did not receive any proceeds from the sale of the Shares.

The Company expects to close the offering of Shares on July 8, 2014, subject to customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2014	CONNECTONE BANCORP, INC.
Registrant

	By:	/s/ William S. Burns
William S. Burns
Executive Vice President/
Chief Financial Officer